UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Sixth Amendment and Restatement of the Share Repurchase Program

On December 17, 2025, the board of directors (the “Board”) of Inland Real Estate Income Trust, Inc. (the “Company”) authorized and approved the Sixth Amended and Restated Share Repurchase Program (the “Sixth SRP”). Under the Sixth SRP, if shares are repurchased, repurchases for death or qualifying disability (“Exceptional Repurchases”) will be repurchased at a price equal to 100% of the Share Price (as defined in the Sixth SRP) and repurchases from stockholders who have owned shares for at least one year (“Ordinary Repurchases”) will be repurchased at a price equal to 80% of the Share Price. Based on the Company’s estimated per share net asset value (“NAV”) as of September 30, 2025, under the Sixth SRP Exceptional Repurchases will be repurchased at $16.89 per share (equal to the current NAV) and Ordinary Repurchases will be repurchased at $13.51 per share. The Board will continue to have discretion to determine the amount of repurchases, if any, to be made each quarter based on its evaluation of the Company’s business, cash needs and any other requirements of applicable law. The Company will send notice of the Sixth SRP to its stockholders not later than December 31, 2025. The description of the Sixth SRP in this Current Report on Form 8-K is a summary and does not purport to describe the Sixth SRP in its entirety and is qualified in its entirety by the terms of the Sixth SRP attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 17, 2025, the Company reconvened its 2025 annual meeting of stockholders. At the annual meeting, the Company’s stockholders: (i) elected the two nominees listed below to serve as Class I directors; (ii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; (iii) adopted a non-binding advisory resolution approving the executive compensation for certain named executive officers; and (iv) adopted a non-binding resolution approving the frequency of the “Say on Pay” vote. Both of the Class I directors will serve for a term of three years, until the annual meeting of stockholders held in the third year following the year of their election, and each will continue in office until his or her successor has been duly elected and qualifies, or until his or her earlier death, removal, resignation or retirement. A total of 19,000,556 shares of the Company’s common stock were present or represented by proxy at the 2025 Annual Meeting, representing 52.60% of the issued and outstanding shares entitled to vote at the meeting. The voting results for each proposal were as follows:

(1)
Election of Directors:

Class I Director Nominee	For	Withheld (Against)	Broker Non-Votes
Gwen Henry	5,113,239	520,459	13,366,858
Bernard J. Michael	5,118,022	515,676	13,366,858
(2)
Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain
18,384,326	273,091	343,139
(3)
Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
4,364,779	825,555	443,364	13,366,858
(4)
Advisory Vote on Frequency of Say on Pay Vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4,840,818	102,810	110,969	579,101	13,366,858

No other proposals were submitted to a vote of the stockholders at the Company’s 2025 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure.

The Company prepared a letter to its stockholders regarding the Company’s Sixth SRP. A copy of the letter to stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Sixth Amended and Restated Share Repurchase Program effective February 1, 2026.
99.1	Form of Letter to Stockholders
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	December 22, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer